UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 11, 2021
Date of Report (Date of Earliest Event Reported)

INSIGNIA SYSTEMS INC/MN
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-13471	41-1656308
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

212 Third Avenue N, Suite 356 Minneapolis, Minnesota	55401
(Address of Principal Executive Offices)	(Zip Code)

(763) 392-6200
(Registrant’s Telephone Number, Including Area Code)

____________________________________________________
(Registrant’s Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ISIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 11, 2021, Insignia Systems, Inc. (the “Company”) entered into a cooperation agreement (the “Agreement”) with a group of shareholders consisting of Nicholas J. Swenson, Air T, Inc., Groveland Capital LLC, AO Partners I, L.P., AO Partners LLC, and Glenhurst Co. (the “Shareholder Group”). On the same date, the Shareholder Group beneficially owned approximately 39.6% of the Company’s outstanding common stock.

Pursuant to the Agreement, the Company agreed to increase the size of its board of directors (the “Board”) from four to five, effective October 11, 2021, and to elect Mr. Swenson to the Board to fill the resulting vacancy, effective as of the same date. Subject to the Shareholder Group continuing to beneficially own at least 10% of the Company’s outstanding common stock, during the Standstill Period (defined below) the Shareholder Group (i) has the right to name a replacement if Mr. Swenson ceases to serve as a member of the Board (together with Mr. Swenson, the “Air T Nominee”) and (ii) must approve any person identified by the Board or its Governance, Compensation and Nominating Committee to fill the first vacancy created by the departure of any other current director. The Company has also agreed to include the Air T Nominee with its director nominees for election at the Company’s annual meeting of shareholders to be held in 2022 (the “Annual Meeting”).

The Shareholder Group has agreed to, among other things, ensure all shares beneficially owned are present and voted at the Annual Meeting in favor of the Company’s director nominees and to abide by customary standstill provisions through the conclusion of the Annual Meeting (the “Standstill Period”).

The foregoing description of the material terms of the Cooperation Agreement does not purport to be complete and is qualified by reference to the text of the Cooperation Agreement, the text of which is filed as Exhibit 10.1 to this current report and incorporated by reference as if fully set forth herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The disclosure in Item 1.01 regarding the election of Mr. Swenson to serve as a member of the Board is incorporated into this Item 5.02. Mr. Swenson will initially serve as a member of the Board’s Audit Committee and its Governance, Compensation and Nominating Committee.

Other than as described in Item 1.01 above, there are no arrangements or understandings between Mr. Swenson and any other person pursuant to which he was selected to serve as a director.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Method of Filing
10.1	Cooperation Agreement, dated as of October 11, 2021, with Nicholas J. Swenson, Air T, Inc., Groveland Capital LLC, AO Partners I, L.P., AO Partners LLC, and Glenhurst Co.	Filed Electronically
104	Cover Page Interactive Data File	Filed Electronically

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGNIA SYSTEMS, INC.

Date: October 13, 2021	By:	/s/ Zackery A. Weber
Zackery A. Weber
Senior Director of Financial Planning and Analysis

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